EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-116575, 333-108972 and 333-102066) of BioMarin Pharmaceutical, Inc. of our report dated July 19, 2004, with respect to the financial statements of the Ascent Pediatrics business of Medicis Pharmaceutical Corporation included in this Current Report (Form 8-K/A) dated August 2, 2004.

/s/ Ernst & Young LLP

Phoenix, Arizona
July 29, 2004